PROSPECTUS and                  PRICING SUPPLEMENT NO. 4
PROSPECTUS SUPPLEMENT, each     effective at 10:30 AM ET
Dated July 10, 2001             Dated 30 August 2001
CUSIP: 24422ENP0                Commission File No.: 333-62622
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $3,750,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              5 September 2001

Maturity Date:                    7 September 2004

Principal Amount:                 $50,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 26 Basis Points

Initial Interest
Determination Date:               3 September 2001

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 7th
                                  Dec, Mar, Jun, Sep
                                  (or next Business Day)

Interest Determination Dates:     Two London Banking Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 7th
                                  Dec, Mar, Jun, Sep
                                  (or next Business Day)

Redemption Provisions:            None

Plan of Distribution:             J.P. Morgan Securities Inc.,
                                  As Agent, has offered the
                                  Senior Notes for sale at
                                  a price of 100% of the
                                  aggregate principal amount of
                                  the Senior Notes.

J. P. Morgan Securities Inc.

John R. Stafford is a director of Deere & Company. Mr. Stafford is also a director of J.P. Morgan Chase & Co., the parent of The
Chase Manhattan Bank (the senior Trustee), which are affiliates of J.P. Morgan Securities Inc.